Exhibit 99.1
Excerpts from Preliminary Offering Memorandum dated November 28, 2017
OUR COMPANY

We are a consumer packaged goods holding company, operating in the center-of-the-store, foodservice, ingredient, refrigerated, active nutrition and private label food categories. In February 2012, we completed our legal separation via a tax free spin-off from Ralcorp and began trading on the New York Stock Exchange under the ticker symbol “POST.” We operate in five reportable segments:

•
Post Consumer Brands: Includes branded and private label ready-to-eat (“RTE”) cereal operations of Post Foods, LLC (which we refer to as Post Foods), MOM Brands Company (which we refer to as MOM Brands) and Weetabix North America (which we refer to as Weetabix NA), as well as the business of Attune Foods, LLC (which we refer to as Attune Foods), which produces premium natural and organic granola, cereals and snacks.

•
Michael Foods Group: Comprised of MFI Holding Corporation (which we refer to as Michael Foods), Dakota Growers Pasta Company, Inc. (which we refer to as Dakota Growers), Willamette Egg Farms (which we refer to as WEF) and National Pasteurized Eggs, Inc. (which we refer to as NPE), and includes businesses focused on value-added egg products, refrigerated potato products, cheese and other dairy case products and pasta products for the foodservice, retail and food ingredient channels;

•
Active Nutrition: Includes the protein shakes, bars and powders and nutritional supplement businesses of Premier Nutrition Corporation, Dymatize Enterprises, LLC (which we refer to as Dymatize) and Active Nutrition International, as well as the PowerBar brand;

•
Private Brands: Includes the businesses of Golden Boy Foods Ltd. and American Blanching Company, which produce private label peanut and other nut butters, dried fruits and nuts, and provide peanut blanching, granulation and roasting services for the commercial peanut industry; and

•
Weetabix: Includes the businesses of Weetabix Limited and its direct subsidiaries, which produce and distribute branded and private label RTE cereal, hot cereals and other cereal-based food products, breakfast drinks and muesli primarily outside of North America.

On September 19, 2017, we announced that we had entered into a definitive agreement to acquire Bob Evans, a producer of refrigerated potato, pasta and vegetable-based side dishes, pork sausage, and a variety of refrigerated and frozen convenience food items. Bob Evans also has a growing foodservice business which sells a range of products, including sausage, sausage gravy, breakfast sandwiches and side dishes.
For the fiscal year ended September 30, 2017, we generated net sales of $5,225.8 million, operating profit of $520.3 million, net earnings of $48.3 million and Adjusted EBITDA of $989.1 million.
Since 2012, we have expanded and established new platforms through acquisitions, transforming us from a single category business to a more diversified, multi-category business with dynamic growth prospects. We operate a decentralized, adaptive business model, which provides us with more strategic flexibility. Our acquisition strategy focuses on businesses with product offerings that can strengthen our current portfolio, enable us to expand into complementary categories, geographic regions or distribution channels or provide diversification of cash flows in similar channels. We aim to improve scale in our operations, thereby increasing marketing and distribution efficiencies, and enhance our presence with key retailers. We believe the consumer foods market will continue to provide opportunities for growth through acquisitions of complementary businesses, and we are currently considering several acquisition opportunities. To the extent we do proceed with any acquisitions in the near term, we may finance the purchase price with cash on hand, proceeds from additional secured and/or unsecured borrowings of indebtedness, and possibly additional equity issuances. There can be no assurance, however, that we will continue to consider or pursue, or be successful in acquiring, any such businesses. While our activities to date have primarily focused on acquisitions, we completed the divestiture of certain assets including the PowerBar Australia assets and Musashi trademark in July 2015 and the sale of Michael Foods Canadian egg business in March 2016, and we expect that future activities also could include additional divestitures of businesses or portfolio companies, under appropriate circumstances, to further our business strategies.
OUR BUSINESSES
Post Consumer Brands
Post Consumer Brands includes our North America cereal business which manufactures, markets and sells branded and private label RTE cereal and hot cereal products. The RTE cereal category is one of the most prominent categories in the food industry. According to Nielsen’s expanded All Outlets Combined (xAOC) information, the category was approximately $8.4 billion for the 52-week period ending October 28, 2017. We have leveraged the strength of our brands, category expertise, and over a century of institutional knowledge to create a diverse portfolio of cereals. Post Consumer Brands is the third largest seller of RTE cereals in the United States with a 19.1% share of retail dollar sales and a 21.9% share of retail pound sales for the 52-week period ending October 28, 2017, based on Nielsen’s xAOC information. Nielsen’s xAOC is representative of food, drug and mass merchandisers (including Walmart), some club retailers (including Sam’s Club and BJs), some dollar retailers (including Dollar General, Family Dollar, and Fred’s Super Dollar) and military. Our RTE cereal brands include Honey Bunches of Oats, Pebbles, Oreo O’s, Great Grains, Grape-Nuts, Post Shredded Wheat, Oh’s, Honeycomb, Golden Crisp, Post Raisin Bran, Alpha-Bits, Shreddies, Malt-O-Meal branded bagged cereal and Mom’s Best. Our hot cereal brands include Malt-O-Meal Hot Wheat, Coco Wheats, Better Oats and Mom’s Best Oatmeal. These products are primarily manufactured through a flexible production platform at ten owned facilities in the United States and Canada.
Our Post Consumer Brands segment also includes the business of Attune Foods. Through this business, we manufacture and market branded premium natural and organic cereals and snacks, including Uncle Sam high fiber cereals, Attune chocolate probiotic bars and Erewhon gluten-free cereals. Attune Foods also includes the Golden Temple, Peace Cereal, Sweet Home Farm and Willamette Valley Granola Company brands as well as a private label granola business. Attune Foods’ products are largely sold through the natural/specialty channels, as well as in the bulk foods section of both conventional and natural/specialty retailers. Our manufacturing facility in Eugene, Oregon provides us the ability to manufacture a wide variety of product and package formats. Additionally, some products are manufactured under co-manufacturing agreements at various third party facilities located in the United States.
After we completed the acquisition of the Weetabix Group on July 3, 2017, we added the Weetabix NA business to Post Consumer Brands. In North America, Weetabix operates a natural and organic RTE cereal and snacking platform in both branded and private label, led by the Weetabix and Barbara’s brands and the Puffins sub-brand, serving the natural and specialty channels and conventional retailers. These products are primarily manufactured at two facilities, one in the United States and one in Canada.
Michael Foods Group
Through our Michael Foods Group segment, we produce and/or distribute egg products, refrigerated potato products, cheese and other dairy case products and pasta products. Our egg products business produces and distributes numerous egg products under the Better’n Eggs, All Whites, Papetti’s, Abbotsford Farms, Emulsa, EasyEggs, Table Ready, and Davidson’s Safest Choice brands, among others. Through this business, we operate thirteen egg products production facilities in the United States, some of which are fully integrated, from the maintenance of laying flocks through the processing of egg products. For fiscal years 2017, 2016 and 2015, egg and egg products contributed 27.2%, 28.2% and 32.5%, respectively, to our consolidated revenue. Refrigerated potato products are marketed primarily under the Simply Potatoes and Diner’s Choice brands; this business maintains a main processing facility in Minnesota, with a smaller facility located in Nevada. Our cheese and other dairy-case products are marketed principally under the Crystal Farms brand, and other trademarks include Crescent Valley, Westfield Farms and David’s Deli. Through this business, we operate a cheese packaging facility in Lake Mills, Wisconsin, which processes and packages various cheese products for the Crystal Farms brand and for private label customers. Our pasta business, Dakota Growers, has vertically integrated durum wheat milling and pasta production capabilities and produces over 150 different shapes of pasta products at two manufacturing plants. The Michael Foods Group sells products to the foodservice, food ingredient and retail grocery markets. Major customers include foodservice distributors, restaurant chains, major retail grocery chains and other packaged food manufacturers.

Active Nutrition
Our Active Nutrition segment markets and distributes ready-to-drink beverages, bars, powders and other nutritional supplements under the Premier Protein, Dymatize, PowerBar, Supreme Protein and Joint Juice brands. The Active Nutrition segment’s products are primarily manufactured under co-manufacturing agreements at various third party facilities located in the United States and Europe. We also own a facility in Germany that primarily manufactures bar products for our PowerBar brand and private label customers. Our Active Nutrition products are primarily sold in club, mass merchandise, grocery, drug, specialty and convenience stores as well as online. For fiscal years 2017, 2016 and 2015, protein-based products and supplements contributed 13.6%, 11.4% and 11.9%, respectively, to our consolidated revenue.
Private Brands
Our Private Brands segment manufactures and distributes organic and conventional private label peanut butter and other nut butters, baking nuts, dried fruit and trail mixes, with sales to grocery retailers and customers in the food ingredient and foodservice channels primarily in the United States and Canada, and also in the European Union and the Middle East. We also co-manufacture peanut butter and other nut butters for national brands, private label retail and industrial markets. Our Private Brands business also provides peanut blanching, granulation and roasting services for the commercial peanut industry.
Weetabix
Our Weetabix segment primarily markets and distributes branded and private label RTE cereal products. Weetabix holds the number two overall position in the United Kingdom (which we refer to as the U.K.) RTE cereal category. Its portfolio includes the Weetabix brand, which holds the number one brand position in the U.K. RTE cereal category, as well as Alpen (the number one muesli brand in the U.K.), Weetos, Ready Brek and Weetabix On The Go. Its main markets are the U.K. and the Republic of Ireland where Weetabix has deep relationships with all key retailers and key players in wholesale and foodservice. Weetabix also distributes products to multiple countries throughout the world, mainly through a network of third party distributors in the respective markets. Additionally, Weetabix has operations in Africa through two joint ventures.
For fiscal years 2017, 2016 and 2015, cereal and granola products sold by our Post Consumer Brands and Weetabix segments together contributed 37.6%, 36.6% and 29.4%, respectively, to our consolidated revenue.

RECENT DEVELOPMENTS
The Weetabix Group
On July 3, 2017, we completed the acquisition of the Weetabix Group. The purchase price we paid in connection with the acquisition was approximately £1.4 billion (or approximately $1.8 billion), net of cash acquired. We funded the purchase price with cash on hand and proceeds of a $1.0 billion term loan under a joinder agreement under our existing credit agreement.

For the twelve-month period ended April 1, 2017, the Weetabix Group had revenue of £406.4 million, earnings before income tax of £25.8 million and Adjusted EBITDA of £127.5 million. The financial information for the Weetabix Group presented above was prepared in accordance with IFRS. Such information has been prepared by our management from the unaudited books and records of the Weetabix Group, and has not been audited or reviewed by any accounting firm. We have included in this offering memorandum audited financial statements with respect to the Weetabix Group, consisting of consolidated balance sheets as of December 31, 2016 and January 2, 2016, and the related consolidated income statements, consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows for the 52-week period ended December 31, 2016, the 53-week period ended January 2, 2016 and the 52-week period ended December 27, 2014, the notes related thereto and the independent auditors’ report. In addition, we have also filed with the SEC and incorporated by reference, giving effect to the Weetabix Group acquisition, an unaudited pro forma condensed consolidated balance sheet as of April 1, 2017, an unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2016, an unaudited pro forma condensed consolidated statement of operations for the six months ended April 1, 2017 and the notes to the unaudited pro forma condensed consolidated financial information. This offering memorandum does not include updated pro forma financial information as of September 30, 2017 reflecting our acquisition of the Weetabix Group and, therefore, you have limited financial information on which to evaluate the combined company and make your investment decision. Accordingly, investors should not place undue reliance on such information. For more information please see “Presentation of Certain Financial Information.”
The following table provides a reconciliation of Adjusted EBITDA to earnings before income tax of the Weetabix Group for the twelve-month period ended April 1, 2017. The financial information in such table has been derived from the books and records of the Weetabix Group, which are prepared in accordance with IFRS. However, Adjusted EBITDA for the Weetabix Group is a non-IFRS measure. For more information, see “Non-GAAP Financial Measures.”

Twelve Months Ended April 1, 2017
(in millions)
Earnings before income taxes	£25.8
Depreciation and amortization	18.0
Interest	58.1
ERP conversion impact	8.0
China investment losses	6.0
Factory modernization	2.3
Discontinued management fee	2.1
Union contract incentive	1.7
Severance and recruitment	1.6
Environmental remediation	0.8
Joint ventures depreciation, interest, and income tax	0.6
Transaction costs	0.4
Other	2.1
Adjusted EBITDA	£127.5
Bob Evans
On September 19, 2017, we announced that we have entered into a definitive agreement (which we refer to as the merger agreement) in which we will acquire Bob Evans for $77.00 per share, or an equity value of approximately $1,500.0 million. Bob Evans is a producer and distributor of refrigerated potato, pasta and vegetable-based side dishes, pork sausage, and a variety of refrigerated and frozen convenience food items under the Bob Evans, Owens, Country Creek and Pineland Farms brands. Bob Evans also has a foodservice business that represents approximately 35% of its volume. The foodservice business sells a range of products, including sausage, sausage gravy, breakfast sandwiches and side dishes, which are made to match individual customer specifications.
Subject to the satisfaction of closing conditions, including the expiration of waiting periods under U.S. antitrust laws and approval of Bob Evans’s stockholders, the Bob Evans acquisition is expected to be completed in the first calendar quarter of 2018, our second quarter of fiscal year 2018. There can be no assurance, however, that all closing conditions will be satisfied, and if they are satisfied, that they will be satisfied in order for the closing to occur during the period described above. This offering is not conditioned upon the closing of the Bob Evans acquisition, and the closing of the Bob Evans acquisition is not conditioned upon the closing of this offering.
For the twelve-month period ended July 28, 2017, Bob Evans had net sales of $418.2 million, net income of $124.4 million and Adjusted EBITDA of $85.2 million. The net sales, net income from continuing operations and Adjusted EBITDA of Bob Evans for the twelve-month period ended July 28, 2017 were calculated by adding the financial information for Bob Evans for the fiscal year ended April 28, 2017 to the unaudited quarterly financial information for the fiscal quarter ended July 28, 2017, and then subtracting the unaudited quarterly financial information for the fiscal quarter ended July 29, 2016. The audited financial statements of Bob Evans for the fiscal year ended April 28, 2017 and the unaudited financial statements for the quarterly periods ended July 28, 2017 and July 29, 2016 are incorporated by reference in this offering memorandum. Please refer to “Incorporation by Reference.” The financial information for the twelve-month period ended July 28, 2017 was prepared by Bob Evans’s current management from the books and records of Bob Evans, has not been audited or reviewed by any accounting firm and does not give effect to Bob Evans’s acquisition of Pineland Farms Potato Company, which was completed on May 1, 2017. This offering memorandum does not include pro forma financial information reflecting the pending acquisition of Bob Evans and, therefore, you have limited financial information on which to evaluate the combined company and make your investment decision. Accordingly, investors should not place undue reliance on the financial information with respect to Bob Evans contained herein. For more information please see “Presentation of Certain Financial Information.”
The following table provides a reconciliation of Adjusted EBITDA to net income of Bob Evans for the twelve-month period ended July 28, 2017. The financial information in such table has been derived from the financial statements of Bob Evans, which are prepared in accordance with GAAP. However, Adjusted EBITDA for Bob Evans is a non-GAAP measure. For more information, see “Non-GAAP Financial Measures.”

Twelve Months Ended July 28, 2017
($ in millions)
Net income	$124.4
Income from discontinued operations	(104.8)
Provision for income taxes from continuing operations	5.2
Net interest expense from continuing operations	8.2
Depreciation and amortization from continuing operations	26.3
Stock compensation expense, including accelerated expense	6.8
Severance and restructuring	1.7
Legal and professional fees	1.2
Impairment of note receivable	15.3
Integration costs	0.5
Separation costs	0.4
Adjusted EBITDA	$85.2

Redemption of 6.00% Senior Notes
We intend to deliver a conditional notice of redemption providing for the redemption in full of the $630.0 million aggregate outstanding principal amount of our 6.00% notes with a redemption date of December 13, 2017. The redemption price for the 6.00% notes is specified in the indenture for the 6.00% notes as 100% of the principal amount of the notes redeemed, plus the applicable premium and accrued and unpaid interest, if any, to the redemption date. See “Description of Certain Indebtedness-6.00% Senior Notes Due 2022.” We estimate that the aggregate amount necessary to redeem the 6.00% notes, inclusive of the applicable premium and accrued and unpaid interest to the redemption date, will be approximately $680.3 million. We refer to the redemption price to be paid to holders of the 6.00% notes as the “applicable redemption price.”
Our obligation to redeem the 6.00% notes is subject to the satisfaction or waiver, in our discretion, of the condition that we receive proceeds from this offering on terms reasonably satisfactory to us in our sole discretion, generating net proceeds in an amount that, together with cash on hand, is sufficient to effect the redemption of the 6.00% notes at the applicable redemption price and the payment of any costs, fees and expenses incurred in connection therewith. The pending redemption of the 6.00% notes is not being made by means of this offering memorandum, and nothing in this offering memorandum should be construed as an offer to purchase the 6.00% notes. This offering is not conditioned upon consummation of the pending redemption of the 6.00% notes.
SUMMARY HISTORICAL FINANCIAL INFORMATION
The following tables set forth certain summary historical condensed consolidated financial data for Post for each of the fiscal years in the three-year period ended September 30, 2017. The summary historical financial data set forth below should be read in conjunction with: (i) the sections entitled “Use of Proceeds” and “Capitalization,” each of which are contained elsewhere in this offering memorandum, and (ii) our audited consolidated financial statements and the notes thereto, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the fiscal year ended September 30, 2017 contained in our Annual Report on Form 10-K filed with the SEC on November 17, 2017 and incorporated by reference in this offering memorandum.

The summary historical condensed consolidated financial data for each of the fiscal years in the three-year period ended September 30, 2017 have been derived from Post’s audited consolidated financial statements.

	Year Ended September 30,
	2015	2016	2017
	(in millions)
Statements of Operations Data:
Net sales	$4,648.2	$5,026.8	$5,225.8
Cost of goods sold	3,473.8	3,479.4	3,651.7

Gross profit	1,174.4	1,547.4	1,574.1
Selling, general and administrative expenses	734.1	839.7	867.4
Amortization of intangible assets	141.7	152.6	159.1
Impairment of goodwill and other intangible assets(1)	60.8	—	26.5
Other operating expenses, net	25.1	9.4	0.8
Operating profit	212.7	545.7	520.3
Interest expense, net(2)	257.5	306.5	314.8
Loss on extinguishment of debt, net	30.0	86.4	222.9
Other expense (income), net	92.5	182.9	(91.8)

	Year Ended September 30,
	2015	2016	2017
	(in millions)
(Loss) earnings before income taxes	(167.3)	(30.1)	74.4
Income tax (benefit) provision	(52.0)	(26.8)	26.1
Net (loss) earnings	(115.3)	(3.3)	48.3
Preferred stock dividends	(17.0)	(25.1)	(13.5)
Net (loss) earnings available to common shareholders	$(132.3)	$(28.4)	$34.8
Statements of Cash Flow Data:
Depreciation and amortization	$272.8	$302.8	$323.1
Cash provided by (used in):
Operating activities	451.6	502.4	386.7
Investing activities	(1,248.7)	(196.1)	(2,090.8)
Financing activities	1,372.4	(4.5)	2,053.1
Other Financial Data:
Cash paid or advanced for business acquisitions, net of cash acquired(3)	$1,239.2	$94.4	$1,915.2
Capital expenditures	107.9	121.5	190.4
EBITDA(4)	485.5	848.5	843.4
Adjusted EBITDA(5)	657.4	933.9	989.1
Net Debt (as adjusted), as of the last day of the period(6)			$5,747.6
Ratio of Net Debt (as adjusted) to Adjusted EBITDA(7)			5.8

	September 30,
	2016	2017
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$1,143.6	$1,525.9
Working capital, excluding cash and cash equivalents, restricted cash and current portion of long-term debt	303.2	403.5
Total assets	9,360.6	11,876.8
Long-term debt, including current portion(8)	4,563.5	7,171.2
Other non-current liabilities	440.3	327.8
Total equity	3,008.6	2,789.7
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(1)
For information about the impairment of goodwill and other intangible assets, see “Critical Accounting Policies and Estimates” and Notes 2 and 6 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements for the fiscal year ended September 30, 2017 filed with the SEC on November 17, 2017 and incorporated by reference in this offering memorandum.

(2)
Post has incurred indebtedness with a book value as of September 30, 2017 totaling $7,171.2 million. See Note 15 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements for the fiscal year ended September 30, 2017 contained in our Annual Report on Form 10-K filed on November 17, 2017.

(3)
In November 2014, Post completed its acquisition of American Blanching Company. In May 2015, Post completed its acquisition of MOM Brands. In October 2015, Post completed its acquisition of WEF. In October 2016, Post completed its acquisition of NPE. In July 2017, Post completed its acquisition of the Weetabix Group. The amount included in cash paid or advanced for business acquisitions, net of cash acquired reflects the cash consideration paid or advanced for these businesses less any cash acquired in the transactions. See Note 5 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements, contained in our Annual Report on Form 10-K filed on November 17, 2017, for the fiscal year ended September 30, 2017, for further discussion of business combinations.

(4)
As used herein, “EBITDA” represents operating profit plus depreciation and amortization. We present EBITDA because we consider it to be an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We believe issuers of “high yield” securities also present EBITDA because investors, analysts and rating agencies consider it useful in measuring the ability of those issuers to meet debt service obligations. We believe EBITDA (which, as derived from operating profit, has not been reduced by interest expense, loss on extinguishment of debt, other non-operating expenses or provision for taxes), is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up. Depreciation and amortization are non-cash charges.

The indentures governing our senior notes use EBITDA (with additional adjustments similar to those discussed in note (5) below regarding our calculation of “Adjusted EBITDA”) to measure our compliance with covenants such as interest coverage and leverage. Our management also believes EBITDA is an acceptable indicator of our ability to incur and service debt and make capital expenditures. We believe that EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.
EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative benchmark measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally.
The following table reconciles EBITDA to operating profit for the periods indicated:

	Year Ended September 30,
	2015	2016	2017
	(in millions)
Operating profit	$212.7	$545.7	$520.3
Depreciation and amortization	272.8	302.8	323.1
EBITDA	$485.5	$848.5	$843.4

(5)
We present Adjusted EBITDA as a further supplemental measure of our operating performance and ability to service debt. We prepare Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items that are non-cash items, unusual items which we do not expect to recur or continue at the same level or other items which we do not believe to be reflective of our ongoing operating performance. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA, including the fact that we may calculate Adjusted EBITDA differently than other companies in our industry. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

The following table reconciles EBITDA to Adjusted EBITDA for the periods indicated:

	Year Ended September 30,
	2015	2016	2017
	(in millions)
EBITDA	$485.5	$848.5	$843.4
Non-cash stock-based compensation(a)	22.7	17.2	23.6
Impairment of goodwill and other intangible assets(b)	60.8	—	26.5
Mark-to-market adjustments for commodity and foreign exchange hedges(c)	(4.1)	(0.9)	(3.9)
Spin-off costs (d)	0.6	—	—
Inventory revaluation adjustment on acquired businesses(e)	20.2	1.1	18.2
Restructuring and plant closure costs(f)	25.6	6.3	0.2
Transaction costs(g)	12.9	1.2	29.1
Integration costs(h)	15.7	19.3	8.8
Provision for legal settlement(i)	—	34.0	73.6
Assets held for sale(j)	34.2	9.3	(0.2)
Gain on sale of business/plant(k)	(7.0)	(2.0)	—
Gain on change in fair value of acquisition earn-out(l)	(0.7)	—	—
Gain from insurance proceeds(m)	(6.1)	—	—
Foreign currency (gain) loss on intercompany loans(n)	6.8	(0.1)	—
Purchase price adjustment(o)	(9.7)	—	—
Noncontrolling interest adjustment(p)	—	—	(0.4)
Equity method investment adjustment(q)	—	—	0.2
Net foreign currency gains for purchase price of acquisition(r)	—	—	(30.0)
Adjusted EBITDA	$657.4	$933.9	$989.1

__________

(a)	Represents non-cash expenses related to stock-based compensation.

(b)
For information about these expenses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” and Notes 2 and 6 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements for the fiscal year ended September 30, 2017 contained in our Annual Report on Form 10-K filed with the SEC on November 17, 2017 and incorporated by reference in this offering memorandum.

(c)
Represents a non-cash expense for mark-to-market adjustments on economic hedges for commodities and foreign exchange contracts. For more information, see Note 13 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements for the fiscal year ended September 30, 2017 contained in our Annual Report on Form 10-K filed with the SEC on November 17, 2017.

(d)	Represents certain expenses incurred to effect the separation of Post from Ralcorp and to support Post’s transition into a separate stand-alone entity.

(e)	Represents the profit impact of inventory basis step-up related to business combinations.

(f)
Represents certain plant closure related expenses associated with the closures of the Modesto, California, Boise, Idaho and Farmers Branch, Texas manufacturing facilities and the Parsippany, New Jersey office as part of cost savings efforts. See Note 4 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements, contained in our Annual Report on Form 10-K filed on November 17, 2017, for the fiscal year ended September 30,

2017, as filed with the SEC and incorporated by reference in this offering memorandum, for further discussion of restructuring expenses.

(g)	Represents expenses related to professional service fees and other related costs associated with the signed and closed business combinations and business divestitures.

(h)	Represents costs incurred to integrate acquired or to be acquired businesses.

(i)
Represents gains and losses recorded to recognize a receivable or liability associated with an anticipated resolution of certain ongoing litigation of the Company. These gains and losses primarily relate to settlement agreements entered into by Michael Foods, Inc. in late 2016 and early 2017 to settle certain class action claims asserted by some of the plaintiffs in class action lawsuits filed against Michael Foods, Inc. in late 2008 and early 2009. See Note 16 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements, contained in our Annual Report on Form 10-K filed on November 17, 2017, for the fiscal year ended September 30, 2017, as filed with the SEC and incorporated by reference in this offering memorandum, for further discussion of legal settlement costs.

(j)
Represents non-cash impairment losses recorded to adjust the carrying value of fixed assets and businesses classified as held for sale. For more information, see Note 4 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements for the fiscal year ended September 30, 2017 contained in our Annual Report on Form 10-K filed with the SEC on November 17, 2017, as filed with the SEC and incorporated by reference in this offering memorandum.

(k)	Represents gains recorded on divestitures of the Boise, Idaho plant and the Michael Foods Canada Ltd. business.

(l)	Represents non-cash gains recorded to adjust the carrying value of the contingent earn-out payment related to the Dymatize acquisition.

(m)	Represents insurance proceeds received in excess of the carrying value of damaged assets.

(n)	Represents non-cash foreign currency losses on intercompany loans and related interest denominated in currencies other than the functional currency of the respective legal entity.

(o)	Represents an adjustment to the purchase price of an acquisition in excess of one year beyond the acquisition date.

(p)
Represents adjustments for interest expense, income tax expense and depreciation and amortization for consolidated joint ventures which are attributable to the noncontrolling owners of the consolidated joint ventures.

(q)	Represents adjustments for Post’s portion of interest expense, income tax expense and depreciation and amortization for unconsolidated joint ventures.

(r)	Represents net foreign currency gains from holding pounds sterling to fund the Weetabix Group acquisition.

(6)
We present Net Debt (as adjusted) as a further supplemental measure of financial position. Net Debt (as adjusted after giving effect to the transactions described below) is defined as (a) the aggregate principal amount of our long term debt of $7,582.2 million less (b) cash and cash equivalents of $1,834.6 million, in each case after giving effect to (i) the issuance of the notes offered hereby and (ii) the anticipated redemption by us of $630.0 million in aggregate principal amount of our 6.00% notes plus the applicable premium, as if each of the foregoing transactions described above had occurred on September 30, 2017 and, in the case of cash and cash equivalents, after giving effect to estimated fees, costs and expenses with respect to the issuance of the notes offered hereby and the pending redemption of the 6.00% notes. “Net Debt (as adjusted)” does not give effect to our pending acquisition of Bob Evans.

(7)
We present Ratio of Net Debt (as adjusted) to Adjusted EBITDA as a further supplemental measure of financial position. Ratio of Net Debt (as adjusted) to Adjusted EBITDA represents the ratio of our Net Debt (as adjusted) as of September 30, 2017 (calculated as described above in note (6)) to our Adjusted EBITDA for the 12 months ended September 30, 2017 (calculated as described in note (5)).

(8)
Includes debt issuance costs, net and unamortized premiums, net of unamortized discounts of $(41.0) million at September 30, 2017, $(36.8) million at September 30, 2016 and $(14.3) million at September 30, 2015.